Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 9, 2025, with respect to the consolidated financial statements included in the Annual Report of COSCIENS Biopharma Inc. on Form 20-F for the year ended December 31, 2024. We consent to the incorporation by reference of said report in Registration Statements on Form S-8 (File No. 333-224737, File No. 333-210561, File No. 333-200834 and File No. 333-279844).

/s/ Raymond Chabot Grant Thornton LLP

Montréal, Canada

April 9, 2025